Exhibit 99.1

Republic Bancorp, Inc. Declares Common Stock Dividends

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 16, 2022--Republic Bancorp, Inc. (NASDAQ: RBCAA), parent company of Republic Bank & Trust Company, declared a cash dividend of $0.341 per share on Class A Common Stock and $0.31 per share on Class B Common Stock, payable January 20, 2023, to shareholders of record as of December 16, 2022.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 full-service banking centers throughout five states: Twenty-eight banking centers in eight Kentucky communities – Covington, Crestview Hills, Florence, Georgetown, Lexington, Louisville, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, New Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs and Green Hills; and two banking centers in two Ohio communities (Cincinnati MSA) – Norwood and West Chester. The Bank offers internet banking at www.republicbank.com. The Company has $6.0 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Contacts

Steve Trager
Executive Chair
502-584-3600